Exhibit 10.2

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of August 3, 2011 by and among the Stockholders listed on Schedule I hereto (individually, a “Stockholder”) and Glowpoint, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Stockholders are the holders of the shares of Series B-1 preferred stock, par value $0.0001 per share (the “Preferred Stock”), of the Company, which was created pursuant to the Certificate of Designations, Preferences and Rights of Perpetual Series B-1 Preferred Stock filed by the Company on August 3, 2011 (the “Certificate of Designations”);

WHEREAS, the Company is party to that certain Loan and Security Agreement dated as of June 16, 2010, between the Company and Silicon Valley Bank (as amended, the “Loan Agreement”);

WHEREAS, the Stockholders desire to promote their mutual interests and the interests of the Company by providing in this Agreement for the terms and conditions governing the redemption of the Preferred Stock; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company that the Company enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

1. GENERAL PROVISIONS

1.1

Shares Subject to this Agreement.  The Stockholders expressly agree that the terms of this Agreement shall apply to all shares of Preferred Stock that it now owns or hereafter acquires by any means (including securities convertible into, or exchangeable for, shares of Preferred Stock), including without limitation by purchase, assignment or operation of law, or as a result of any stock dividend, stock split, reorganization, reclassification, whether voluntary or involuntary, or other similar transaction, and to any shares of Preferred Stock of any successor-in-interest of the Company, whether by sale, merger, consolidation or other similar transaction, or by purchase, assignment or operation of law (all of the foregoing, the “Shares”).

1.2

Instrument of Adherence.  Any person that is not already a party to this Agreement and acquires any shares of the Preferred Stock after the date of this Agreement shall become an additional party to this Agreement as a “Stockholder” by executing and delivering an Instrument of Adherence in substantially the form attached hereto as Exhibit A.  Schedule I shall be amended to reflect the addition of any such additional party to this Agreement.

1.3

Legends.  The Company will cause all certificates or other instruments representing shares of the Preferred Stock now issued and outstanding or hereafter issued and to which the provisions of this Agreement apply to be endorsed with the following legends (in addition to any legend required by applicable state securities or “blue sky” laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR GLOWPOINT, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

“THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND THE STOCKHOLDERS (AS DEFINED THEREIN) DATED AS OF AUGUST 3, 2011, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY OR MAY BE OBTAINED FROM THE COMPANY UPON REQUEST AND WITHOUT CHARGE.”

2. REDEMPTION

2.1

Mandatory Redemption.  In the event of a Public Offering (as defined below), the Company and the Stockholders shall effect a redemption (the “Redemption”) of all (and not less than all) of the outstanding Shares for cash at a price per Share (the “Redemption Payment”) equal to 100% of the Liquidation Preference (as defined in the Certificate of Designations) if, and only if, the following conditions are satisfied:  (a) the aggregate Redemption Payment does not exceed $11,000,000; (b) after giving effect to the Redemption, the Company shall have remaining net proceeds from the Public Offering (the “Net Proceeds”) of not less than $5,000,000; and (c) there shall be no Default or Event of Default (each, as defined in the Loan Agreement) at the time of, or after giving effect to, the Redemption.  As used herein, a “Public Offering” shall be deemed to have occurred at such time as the Company raises and receives proceeds of not less than $20,000,000 from the issuance of new equity securities of the Company.  Notwithstanding the foregoing, if the Public Offering generates proceeds of less than $20,000,000, then the Company and the Stockholders shall effect the Redemption, so long as the foregoing conditions are otherwise satisfied, with a Redemption Payment that is reduced proportionately, which the parties expressly acknowledge will result in a Redemption of fewer than all of the outstanding Shares.

2.2

Mechanics of Redemption.  Within ten (10) business days following a Public Offering and the satisfaction of the conditions set forth in Section 2.1 above, the Company shall deliver written notice of Redemption ("Notice of Redemption") to each Stockholder, which Notice of Redemption shall indicate (a) the number of Shares held by such Stockholder, (b) the Redemption Payment, as calculated pursuant to Section 2.1 above and (c) the date upon which the Redemption shall occur (the “Redemption Date”).  On or prior to the Redemption Date, the Stockholders shall surrender to the Company the certificate or certificates representing the Shares (or an indemnification undertaking with respect to such Shares in the event of the loss, theft or destruction of a certificate) at the corporate offices of the Company.  The Company shall deliver the Redemption Payment within two (1) business days of receipt of such certificate(s).  From and after the Redemption, all rights of the holders of the Preferred Stock as a holder of such Preferred Stock shall cease with respect to any redeemed shares of Preferred Stock, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

3. MISCELLANEOUS

3.1

Fees and Expenses.  Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay the reasonable legal fees of a single law firm and expenses (exclusive of disbursements and out-of-pocket expenses) incurred collectively by the Holders in connection with the preparation, negotiation, execution and delivery of this Agreement and the other transaction documents.

3.2

Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section 3.2), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

(a)

if to the Company:

Glowpoint, Inc.
430 Mountain Avenue
Murray Hill, New Jersey 07974
Attention: President
Tel. No.: (973) 855-3411
Fax No.:  (973) 923-3352

and

Glowpoint, Inc.
430 Mountain Avenue
Murray Hill, New Jersey 07974
Attention: Legal Department
Tel. No.: (973) 855-3411
Fax No.: (973) 556-1272

(b)

if to the Holders:

At the address of such Holder set forth on Exhibit A to this Agreement;

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

0.1

Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein.  This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by all of the parties hereto.

0.2

Amendments and Waivers.  The terms and provisions of this Agreement may be amended or waived only by written agreement executed by the Company and by Stockholders holding at least seventy-five percent (75%) of the Shares held by all Stockholders.  No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing among the parties hereto, shall operate as a waiver of any such right, power or remedy of the party.  No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies.  No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

0.3

Termination.  This Agreement shall terminate upon the liquidation or dissolution of the Company.  This Agreement shall also terminate with respect to any Stockholder when such Stockholder no longer holds any Shares or the right to acquire any Shares (except in connection with any transfer of Shares in violation of this Agreement, whereby such Stockholder shall continue to be bound until such Shares are transferred in accordance with this Agreement).

0.4

Benefit.  All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto.  Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third party beneficiary of this Agreement.

0.5

Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of New York located in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.  Each party waives its right to a trial by jury.  Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

0.6

Severability.  In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect.  In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

0.7

Headings and Captions.  The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

0.8

Enforcement.  Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other parties were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

0.9

Counterparts.  This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

GLOWPOINT, INC. By:_________________________ Name: Title:	STOCKHOLDER: By:_________________________ Name: Title:

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